                                                                    EXHIBIT 99.1
                            [BACK YARD BURGERS LOGO]

Contact: Michael G. Webb
         Chief Financial Officer
         (901) 367-0888 Ex: 1226

                   BACK YARD BURGERS ANNOUNCES FOURTH QUARTER
                            AND YEAR END 2005 RESULTS

MEMPHIS, TENNESSEE (FEBRUARY 24, 2006) - Back Yard Burgers, Inc. (Nasdaq SmallCap:BYBI) today announced results for the fourth quarter and fiscal year ended December 31, 2005.

- Total revenues for the 13-week period ended December 31, 2005, were $10,458,000 compared with total revenues of $9,649,000 for the 13-week period ended January 1, 2005. Restaurant sales at Company-operated restaurants increased $502,000 to $8,749,000 for the 13-week period ended December 31, 2005, primarily due to the net increase of two Company-operated restaurants since January 1, 2005. The remainder of the increase is primarily due to higher royalty and ad fee revenues over the year-earlier period resulting from a net increase of 13 franchised restaurants since January 1, 2005.

- Net loss for the 13-week period ended December 31, 2005, was $639,000, or $0.13 per diluted share, compared with net income of $261,000, or $0.05 per diluted share, in the year-earlier period. During the 13-week period ended December 31, 2005, the Company recorded a non-cash impairment charge of $600,000 (net of a tax benefit of $386,000) under FAS No. 144 relating to three Company-operated stores.

- For the fourth quarter of 2005, same-store sales for Company-operated restaurants increased 0.2% from the comparable period in 2004, and same-store sales for franchised restaurants decreased 1.2% for the same period. Year-to-date same-store sales for 2005 decreased 1.8% for Company-operated restaurants and decreased 2.2% for franchised restaurants versus the comparable period in 2004.

- Total revenues for the 52-week period ended December 31, 2005, were $41,001,000 compared with $40,183,000 in the prior-year period. Net loss for the 52-week period ended December 31, 2005, was $44,000, or $0.01 per diluted share, compared with net income of $1,264,000, or $0.25 per diluted share, in the prior-year period. Net income for the 52-week period ended December 31, 2005, included a non-cash charge of approximately $358,000 (net of a tax benefit of $153,000) relating to the extension of the exercise date of certain stock options upon the resignation of an officer/director on January 7, 2005, as well as the impairment charge recorded in the fourth quarter of 2005 as described above.

- Unit activity for the quarter for Company-operated stores included the opening of one store, the closing of two stores and the acquisition of four franchised locations in Florida. Unit activity for the quarter for franchised stores included the opening of six stores and the closing of five stores. As of December 31, 2005, the Company's restaurant system comprised 171 units, including 44 Company- operated stores and 127 franchised stores. Expansion plans for 2006 include the opening of two Company-operated stores and 25 franchised stores.

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BYBI Announces Fourth Quarter Results
Page 2
February 24, 2006

Back Yard Burgers operates and franchises quick-service restaurants in 20 states, primarily in markets throughout the Southeast region of the United States. The restaurants specialize in charbroiled, freshly prepared, great-tasting food. As its name implies, Back Yard Burgers strives to offer the same high-quality ingredients and special care typified by outdoor grilling in the backyard. Its menu features made-to-order gourmet Black Angus hamburgers and chicken sandwiches -charbroiled over an open flame, fresh salads, chili and other specialty items, including hand-dipped milkshakes, fresh-made lemonade and fresh-baked cobblers.

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the number of Company-operated and franchised restaurants the Company anticipates opening during fiscal year 2006. forward-looking statements are based upon estimates, projections, beliefs and assumptions of management at the time of such statements and should not be viewed as guarantees of future performance. Such forward-looking information involves important risks and uncertainties that could significantly impact anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements by or on behalf of the Company. The (actors that could cause our actual results to differ materially, many of which are beyond our control, include, but are not limited to, the following: delays in opening new stores or outlets because of weather, local permitting, and the availability and cost of land and construction: increases in competition and competitive discounting; increases in minimum wage and other operating costs; shortages in raw food products; volatility of commodity prices; consumer preferences, spending patterns and demographic trends; the possibility of unforeseen events affecting the industry generally, and other risks described from time to time in our periodic reports filed with the Securities and Exchange Commission. Back Yard Burgers, Inc. disclaims any obligation to update or revise any forward- looking statement based on the occurrence of future events, the receipt of new information, or otherwise.

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BYBI Announces Fourth Quarter Results
Page 3
February 24, 2006

                             BACK YARD BURGERS, INC
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                         THIRTEEN WEEKS ENDED              FIFTY-TWO WEEKS ENDED
                                                     ------------------------------    ------------------------------
                                                       12/31/05         01/01/05         12/31/05         01/01/05
                                                     -------------    -------------    -------------    -------------
Revenues:
  Restaurant sales                                   $       8,749    $       8,247    $      34,479    $      34,912
  Franchise and area development fees                          109              185              629              620
  Royalty fees                                               1,115              826            4,143            3,108
  Advertising fees                                             279              248            1,061              866
  Other                                                        206              143              689              677
                                                     -------------    -------------    -------------    -------------
   Total revenues                                           10,458            9,649           41.001           40,183
                                                     -------------    -------------    -------------    -------------

Expenses:
  Cost of restaurant sales                                   2,786            2,573           11,125           11,066
  Restaurant operating expenses                              4,539            3,970           16,898           16,726
  General and administrative                                 1,654            1,394            6,818            5,280
  Advertising                                                  682              726            2,547            2,652
  Depreciation and amortization                                605              515            2,206            2,096
  Impairment of Long-Lived Assets                              986                -              986                -
                                                     -------------    -------------    -------------    -------------
   Total expenses                                           11,252            9,178           40,580           37,820
                                                     -------------    -------------    -------------    -------------

  Operating income                                            (794)             471              421            2,363

Interest income                                                  7                1               27                5
Interest expense                                              (140)            (113)            (452)            (479)
Other, net                                                     (43)             (31)            (113)            (100)
                                                     -------------    -------------    -------------    -------------
  Income before income taxes                                  (970)             328             (117)           1,789
Income tax provision                                          (331)              67              (73)             525
                                                     -------------    -------------    -------------    -------------

Net income                                           $        (639)   $         261    $         (44)   $       1,264
                                                     =============    =============    =============    =============

Income per share;
  Basic                                              $       (0.13)   $        0.05    $       (0.01)   $        0.26
                                                     =============    =============    =============    =============
  Diluted                                            $       (0.13)   $        0.05    $       (0.01)   $        0.25
                                                     =============    =============    =============    =============

Weighted average number of common shares and
  common equivalent shares outstanding:
    Basic                                                    4,900            4,781            4,833            4,774
                                                     =============    =============    =============    =============
    Diluted                                                  4,900            5,058            4,833            5,096
                                                     =============    =============    =============    =============

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